Exhibit 99.1

Contact:	Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Reports
First Quarter Financial Results

MELVILLE, N.Y., April 29, 2010—FalconStor Software, Inc. (NASDAQ: FALC), the provider of TOTALLY Open™ data protection solutions, today announced financial results for its first quarter ended March 31, 2010.

Revenues for the first quarter of 2010 were $17.1 million, compared with $21.0 million for the same period a year ago.  GAAP loss from operations for the quarter was $8.5 million, compared with a loss of $0.8 million in the first quarter of 2009.  GAAP net loss for the quarter was $5.5 million, or $0.12 per share, compared with a net loss of $0.9 million, or $0.02 per share, in the first quarter of 2009.  Stock-based compensation expense was $2.7 million in the first quarter of 2010 and $2.2 million in the first quarter of 2009.

Non-GAAP loss from operations was $5.8 million in the first quarter of 2010, compared with operating income of $1.3 million for the same period a year ago.  Non-GAAP net loss was $3.8 million, or $0.08 per share in the first quarter of 2010, compared with net income of $0.6 million, or $0.01 per diluted share, in the first quarter of 2009.  Non-GAAP results exclude the effects of stock-based compensation expense net of the related income taxes.

The Company closed the quarter with $40.5 million in cash, cash equivalents, and marketable securities.  Deferred revenue at March 31, 2010 was $23.0 million.

"Besides expense containment/reduction, we are also focusing on capturing growth opportunities in data deduplication, data protection and cloud-based services” said ReiJane Huai, Chairman and Chief Executive Officer of FalconStor.  “Through strategic partnerships and cloud-based services we believe we will be able to accelerate the market awareness/acceptance of our solutions and produce long term shareholder value."

The Company will host a conference call to discuss its financial results on Thursday, April 29, 2010 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-866-225-8754
International: 1-480-629-9692

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=135513717&RG=1&UID

Meeting: FalconStor Q1 2010 Earnings
Meeting password: q1numbers
Meeting Number: 486 707 448

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning April 29 at 6:30 p.m. EDT through 11:59 p.m. EDT on May 4. To listen to the replay of the call, dial toll free: 1.800.406.7325 or International: +1.303.590.3030, passcode: 4285982, or visit our website at www.falconstor.com/investors.asp.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance.  In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results.  We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making.  For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor
FalconStor Software, Inc. (NASDAQ: FALC) is the market leader in disk-based data protection.  FalconStor delivers proven, comprehensive data protection solutions that facilitate the continuous availability of business-critical data with speed, integrity, and simplicity.  The Company’s TOTALLY Open™ technology solutions, built upon the award-winning IPStor® platform, include the industry leading Virtual Tape Library (VTL) with deduplication, Continuous Data Protector (CDP), File-interface Deduplication System (FDS), and Network Storage Server (NSS), each enabled with WAN-optimized replication for disaster recovery and remote office protection, and the HyperFS™ file system. FalconStor products are available from major OEMs and solution providers including 3Com, Acer, Data Direct Networks, Dynamic Solutions International, EMC, IBM, Oracle, Pillar Data Systems, SGI, SeaChange and Spectra Logic and are deployed by thousands of customers worldwide, from small businesses to Fortune 1000 enterprises.

FalconStor is headquartered in Melville, N.Y., with offices throughout Europe and the Asia Pacific region.  For more information, visit www.falconstor.com or call 1-866-NOW-FALC (1-866-669-3252).
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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the storage and networking industries; competition in the network storage software market; the potential failure of FalconStor’s OEM partners to introduce or to market products incorporating FalconStor’s products; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor, FalconStor Software, and IPStor are registered trademarks, and HyperFS and TOTALLY Open are trademarks of FalconStor Software, Inc. in the US and other countries.  All other company and product names contained herein may be trademarks of their respective holders.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,598,023	$15,752,528
Marketable securities	27,806,014	24,952,966
Accounts receivable, net	18,677,211	24,948,261
Prepaid expenses and other current assets	6,642,252	2,717,260
Deferred tax assets, net	4,320,773	4,320,773

Total current assets	69,044,273	72,691,788

Property and equipment, net	7,431,801	7,601,727
Long-term marketable securities	1,086,464	1,077,466
Deferred tax assets, net	9,706,344	9,698,859
Other assets, net	2,705,328	2,958,229
Goodwill	4,150,339	4,150,339
Other intangible assets, net	700,406	823,416

Total assets	$_94,824,955	$_99,001,824

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,147,383	$1,570,190
Accrued expenses	6,186,372	8,454,743
Deferred revenue, net	17,316,354	16,570,076

Total current liabilities	24,650,109	26,595,009

Other long-term liabilities	615,531	608,907
Deferred revenue, net	5,677,255	5,644,994

Total liabilities	30,942,895	32,848,910

Commitments and Contingencies

Total stockholders' equity	63,882,060	66,152,914
Total liabilities and stockholders' equity	$94,824,955	$99,001,824

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Software license revenue	$8,601,951	$13,650,062
Maintenance revenue	6,630,728	6,088,784
Software services and other revenue	1,886,977	1,282,239
	17,119,656	21,021,085

Operating expenses:
Amortization of purchased and capitalized software	179,825	178,219
Cost of maintenance, software services and other revenue	4,803,915	3,627,824
Software development costs	7,165,017	6,308,212
Selling and marketing	11,014,500	9,511,568
General and administrative	2,459,410	2,220,459
	25,622,667	21,846,282
Operating loss	(8,503,011)	(825,197)

Interest and other loss, net	(109,940)	(453,413)

Loss before income taxes	(8,612,951)	(1,278,610)

Benefit for income taxes	(3,082,885)	(427,649)

Net loss	$(5,530,066)	$(850,961)

Basic net loss per share	$(0.12)	$(0.02)

Diluted net loss per share	$(0.12)	$(0.02)

Weighted average basic shares outstanding	44,700,033	44,974,677
Weighted average diluted shares outstanding	44,700,033	44,974,677

FalconStor Software, Inc. and Subsidiaries
Non-GAAP Operating Data
GAAP Reconciliation
(Unaudited)

	Three Months Ended March 31,
	2010	2009

GAAP loss from operations	$(8,503,011)	$(825,197)
Add: non-cash stock option expense (1)	2,702,325	2,155,114
Non-GAAP (loss) income from operations	(5,800,686)	1,329,917

GAAP net loss	$(5,530,066)	$(850,961)
Add: non-cash stock option expense, net of income taxes (2)	1,754,939	1,454,468
Non-GAAP net (loss) income	(3,775,127)	603,507

GAAP Basic EPS	$(0.12)	$(0.02)
Add: non-cash stock option expense, net of income taxes (2)	0.04	0.03
Non-GAAP Basic EPS	(0.08)	0.01

GAAP Diluted EPS	$(0.12)	$(0.02)
Add: non-cash stock option expense, net of income taxes (2)	0.04	0.03
Non-GAAP Diluted EPS	(0.08)	0.01

Weighted average basic shares Outstanding (GAAP and as adjusted)	44,700,033	44,974,677
Weighted average diluted shares Outstanding (GAAP and as adjusted)	44,700,033	45,417,636

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended March 31,
	2010	2009

Cost of maintenance, software services and other revenue	$319,945	$358,679
Software development costs	1,046,905	672,747
Selling and marketing	1,020,769	890,318
General and administrative	314,706	233,370

Total non-cash stock-based compensation expense	$2,702,325	$2,155,114

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, for the three months ended March 31, 2010 and 2009, net of related income tax effects.